                                                                    Exhibit (b)

                         Natixis Cash Management Trust
                           Section 906 Certification

   In connection with the report on Form N-CSR for the period ended June 30, 2007 for the Registrant (the "Report"), the undersigned each hereby certifies to the best of his knowledge, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

   1. the Report complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, as applicable; and

   2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:                                 By:
President and Chief Executive       Officer Treasurer
Natixis Cash Management Trust       Natixis Cash Management Trust

/s/ John T. Hailer                  /s/ Michael C. Kardok
-----------------------------       ------------------------------------
John T. Hailer                      Michael C. Kardok
Date: August 21, 2007               Date: August 21, 2007

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Natixis Cash Management Trust, and will be retained by the Natixis Cash Management Trust and furnished to the Securities and Exchange Commission or its staff upon request.